                                                                    EXHIBIT 4.03



                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is entered into effective as of this 20th day of January, 1997, by and among Crescent Real Estate Equities Trust, a Texas real estate investment trust (the "Company") (successor in interest by merger to Crescent Real Estate Equities, Inc., a Maryland corporation), Crescent Real Estate Equities Limited Partnership (the "Operating Partnership"), John H. Anderson ("Anderson"), Peter H. Roberts ("Roberts"), Peter G. Henry ("Henry") and Robert J. Stirk ("Stirk").

         WHEREAS, Rahn Sonoma, Ltd. ("Rahn") acquired limited partnership interests (the "Partnership Interest") and Partnership Units ("Units") in the Operating Partnership, all of which were offered and sold to Rahn pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an offering by the Operating Partnership of such Partnership Interest and Units to Rahn;

         WHEREAS, pursuant to the Operating Partnership Agreement (as defined below) and the Contribution Agreement executed by and among Crescent Real Estate Equities, Inc., Operating Partnership, Rahn, Roberts, and Anderson, on or before the date hereof, Rahn had certain rights (the "Exchange Rights") to exchange its Partnership Interest and Units, in whole or in part, for an aggregate number of common shares of beneficial interest of the Company, $0.01 par value per share (the "Common Shares"), equal to the aggregate number of Units owned by Rahn, on the terms and conditions specified in the Operating Partnership Agreement and the Contribution Agreement, and pursuant to which the Company has the option to deliver cash in lieu of Common Shares;

         WHEREAS, the Partnership Interest and Units were transferred and assigned by Rahn to the following persons: 276,111 Units to Anderson, 276,110 Units to Roberts, 52,149 Units to Henry and 2,000 Units to Stirk;

         WHEREAS, each of Anderson, Roberts, Henry and Stirk desires the same Exchange Rights and registration rights enjoyed by Rahn;

         WHEREAS, the Company has agreed to provide Anderson, Roberts, Henry and Stirk and certain of their assignees, as described herein, with the registration rights set forth in Section 2 hereof;

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth herein.

1.       Certain Definitions.
         --------------------

         As used in this Agreement, the following capitalized defined terms shall have the following meanings.

         "Common Shares" shall have the meaning set forth above in the recitals hereto and, in addition, shall include any equity securities of the Company or any corporate successor of the Company into or for which Common Shares are converted or exchanged.

         "Company" shall have the meaning set forth above in the recitals hereto.

         "Exchange Rights" shall have the meaning set forth above in the recitals hereto.

         "Holders" shall mean (i) Anderson and any family members of Anderson (which, for purposes hereof, shall mean any spouse, child, or grandchild or, in the case of a trust, the grantor or beneficial owner(s) thereof) to whom Anderson assigns all or a portion of his rights hereunder and who execute this Agreement in connection with such assignment, (ii) Roberts and any family members of Roberts (which, for purposes hereof, shall mean any spouse, child, or grandchild or, in the case of a trust, the grantor or beneficial owner(s) thereof) to whom Roberts assigns all or a portion of his rights hereunder and who execute this Agreement in connection with such assignment, (iii) Henry and any family members of Henry (which, for purposes hereof, shall mean any spouse, child, or grandchild or, in the case of a trust, the grantor or beneficial owner(s) thereof) to whom Henry assigns all or a portion of his rights hereunder and who execute this Agreement in connection with such assignment,
(iv) Stirk and any family members of Stirk (which, for purposes hereof, shall mean any spouse, child, or grandchild or, in the case of a trust, the grantor or beneficial owner(s) thereof) to whom Stirk assigns all or a portion of his rights hereunder and who execute this Agreement in connection with such assignment, (v) any Person who succeeds to all or a portion of the rights hereunder of any Holder by will or intestate succession and who executes this Agreement in connection therewith, and (vi) any Person to whom any Holder assigns all or a portion of its rights hereunder as part of a charitable donation and who executes this Agreement in connection therewith. No Person shall be considered a Holder for purposes hereof unless and until such Person shall have executed this Agreement, as the same may be amended in accordance with the provisions hereof.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Offering" shall mean the issuance of the Partnership Interest and Units to Rahn on or about November 18, 1996.


         "Operating Partnership" shall have the meaning set forth above in the recitals hereto and also shall include the Operating Partnership's successors and subsidiaries.

         "Operating Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended through and following the date hereof.

         "Partnership Interests" shall have the meaning set forth above in the recitals hereto.

         "Person" shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government agency or political subdivision thereof.




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         "Prospectus" shall mean the prospectus included in a Registration
Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Registrable Shares" shall mean any Common Shares issued to the Holders pursuant to the exercise of Exchange Rights by any of such Holders in exchange for the Units received by the Holders on the date hereof but shall not include any Common Shares issued to the Holders in exchange for the Units and subsequently transferred to any Person other than (i) another Holder or (ii) a Person who becomes a Holder pursuant hereto within ten days following any such transfer.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation: (i) all SEC, stock exchange or NASD registration and filing fees;
(ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Shares on any securities exchange or exchanges pursuant to Section 2(c) hereof, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude those items specified in Section 4 as expenses to be paid by a Holder.

         "Registration Statement" shall mean any registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act which covers any of the Registrable Shares, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

         "SEC" shall mean the Securities and Exchange Commission.

         "Units" shall have the meaning set forth above in the recitals hereto.

2. Registration of Shares. The provisions relating to a Holder's and the Company's rights and obligations with regard to registration of Registrable Shares are set forth in this Section 2.

         (a) Prior to the last day of the thirteenth full month following the month in which the closing of the Offering occurred, the Company shall file, and shall use its best efforts to cause to become effective on, or as soon as practicable following, the last day of such thirteenth month, a Registration Statement for all Registrable Shares. The Company shall use its best efforts to maintain the effectiveness of such Registration Statement until there are no longer any Registrable Shares held by any Holder.

                 Notwithstanding the foregoing, the Company shall not be obligated, but shall have the right, to take any action to effect any such registration, qualification or compliance pursuant to this Section 2(a):

                 (i) in any particular jurisdiction in which either the Company or the Operating Partnership would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company or Operating Partnership is already subject to service of process in such jurisdiction, and except as may be required by the Securities Act; or

                 (ii) if such Registration Statement cannot be filed on Form S-3 or any successor form substantially similar to such Form.

         b) Notice of Effectiveness. The Company shall notify each Holder of the effectiveness of the Registration Statement and shall furnish to each Holder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements), and any documents incorporated by reference in the Registration Statement or such other documents as the Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Registration Statement.

         (c) Amendments and Supplements to Registration Statement: Listing. The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Registration Statement. Upon five business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution of such Holder's ownership interests in Registrable Shares that is necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statements, including supplements or post-effective amendments required to give effect to the designation of any underwriter or underwriting syndicate specified by such Holder. The Company shall file any necessary listing applications or amendments to the existing applications to cause the Registrable Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Shares are then listed or quoted.

         (d) SEC Requests. The Company shall notify each Holder of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information. In addition, the Company shall notify each Holder of the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any





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
post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

         (e) Prospectus Delivery. At any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act, the Company shall immediately notify each Holder of the happening of any event as a result of which (i) the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) an amendment to the Registration Statement is a requirement (an "Event Notice"). In such event, the Company shall promptly prepare and furnish to each Holder a reasonable number of copies of a supplement to such Prospectus (or, after declaration of effectiveness by the SEC, of any amendment to the Prospectus required to be filed as an amendment to the Registration Statement) as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement and use its best efforts promptly to obtain an effectiveness order for such amendment from the SEC. From and after the date of any Event Notice, no Holder shall offer or sell any Registrable Shares until such time as the Company delivers any such Prospectus supplement or amendment to the Holder.

3.       State Securities Laws.

         Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as any Holder may reasonably request, and the Company shall use its best efforts to cause such filings to become effective; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state, provided that the Company shall file a Uniform Consent to Service of Process on Form U-2 or its successor in any state that requires such a filing in connection with the offering of the Registrable Shares and in which the Holder proposes to offer Registrable Shares. Once effective, the Company shall use its best efforts to keep such filings effective until the earliest of (i) such time as the Registrable Shares have been sold, or (ii) in the case of a particular state, a Holder has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing. The Company shall promptly notify each Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

4.       Expenses.

         The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder shall be





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
responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares sold by such Holder.

5.       Cooperation.

         Each Holder hereby agrees (i) to cooperate with the Company and to furnish to the Company in a timely manner all information that the Company may reasonably request in connection with the preparation of the Registration Statement and any filings with any state securities commissions, including information concerning such Holder's plan of distribution and ownership interests with respect to its Registrable Shares or any other securities of the Company or any of its affiliates and (ii) to deliver or cause delivery of the Prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Holder except to the extent provided to the contrary in Section 2(e) above.

6.       Suspension of Registration Requirement.

         (a) The Company shall promptly notify each Holder of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. Each Holder agrees not to effect any sales from the date of such notice until the Company obtains the withdrawal of any such order suspending the effectiveness of the Registration Statement. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement and shall promptly notify each Holder of any such withdrawal.

         (b) Each holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement filed pursuant to Section 2 hereof agrees, if requested by the Company in the case of a Company-initiated non-underwritten offering or if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering, not to effect any public sale or distribution of any of the securities of the Company of any class included in such Registration Statement (or any security the value of which is determined with reference to the value of such securities), including a sale pursuant to Rule 144A or Rule 144 under the Securities Act (except as part of such Company-initiated registration), during the 15 day period prior to, and during the 90-day period beginning on the date of effectiveness of each such Registration Statement; provided, however, that such 90-day period shall be extended by the number of days from (and including) the date of any notice pursuant to Section 2(d) or (e) hereof to (and including) the date when each seller of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by
Section 2(e) hereof.

7.       Additional Shares.

         The Company, at its option, may register, under any registration statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of shares of unissued Common Shares or other securities of the Company or any Common Shares or other securities of the Company owned by any other shareholder or shareholders of the Company.

8.        Indemnification.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act of 1933 as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered or offered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or
         (ii) above;

provided, however, that the indemnity provided pursuant to this Section 8 shall not apply to any Holder with respect to any loss, liability, claim, damage or expense, which arises in whole or in part, out of (x) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (y) such Holder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

         (b) Indemnification by Holders. Each Holder severally agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each person, if any, who controls the Company or the other selling Holders within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section (a) hereof (except that any settlement described in Section 8(a)(ii) shall be effected with the written consent of such Holder), for any such loss, claim, damage or expense that arises out of or is based upon, in whole or in part, (x) any untrue statements or omissions made in the Registration Statement (or any amendment thereto) or any Prospectus (or any Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder and used in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto) or (y) such Holder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

         (c) Conduct of Indemnification Proceedings. The indemnified party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in paragraphs (a) or (b) of this Section 8, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under paragraphs (a) or (b) of this Section
8. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the indemnified party reasonably determines that a conflict of interest exists and that it is necessary that the indemnified party be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense, and the indemnified party shall be entitled to separate counsel at the indemnifying party's expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the provisions of the preceding sentence, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party, with such consent not to be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding, subject to the proviso set forth in the second sentence of this paragraph (c).

9.       Contribution.





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
         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and each Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and each such Holder, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and such Holder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified party shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and the indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to, information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

         The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, each Holder shall be required to contribute the amount of any damages which such Holder is required to pay by reason of such untrue statement or omission.

         Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

10. No Obligation to Issue Common Shares to Holders: No Other Obligation to Register.

         (a) No Obligation to Issue Common Shares. The Holders hereby acknowledge that, upon any exercise of their Exchange Rights, the Company has the option pursuant to the Operating Partnership Agreement, in its sole discretion, to deliver either cash or Common Shares in exchange for the Units as to which a Holder submitted for exchange.

         (b) No Other Obligation to Register Shares. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to a Holder to register the Registrable Shares under the Securities Act.





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
11.      Holder Representations, Warranties and Agreements.

         Each Holder, jointly and not severally, and solely on behalf of itself, represents and warrants to, and agrees with, the Company, that:

         (a) Such Holder, if not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Holder has all requisite power and authority to execute, deliver and perform this Agreement. All necessary proceedings of such Holder, if not a natural person, have been duly taken to authorize the execution, delivery, and performance of this Agreement by such Holder. This Agreement has been duly executed and delivered by such Holder, and is the legal, valid and binding obligation of such Holder, and is enforceable as to such Holder in accordance with its terms. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by such Holder for the execution, delivery or performance of this Agreement (except filings under the Securities Act which will be made and such consents consisting only of consents under Blue Sky or state securities laws which will be obtained) by such Holder. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which such Holder is a party, or to which any of such Holder's properties or assets are subject, is required for the execution, delivery and performance of this Agreement which has not been obtained, and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with or (with or without giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or, if such Holder is not a natural person, violate or result in a breach of, or conflict with, any law, rule, regulation, order, judgment or decree binding on such Holder or to which any of such Holder's operations, business, properties or assets are subject, which, in any of such events, would prohibit, impair or restrict the ability of such Holder to execute and deliver this Agreement, perform in accordance with the terms hereof or consummate the transactions contemplated hereby, or would adversely affect the rights or benefits, or both, hereunder of any other party hereto.

         (b) Neither such Holder nor any of such Holder's affiliates (as defined in the regulations under the Securities Act), will take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of the Company.

         (c) Such Holder shall promptly furnish to the Company any and all information as may be required by, or as may be necessary or advisable to comply with the provisions of, the Securities Act, the Exchange Act, and the rules and regulation of the SEC thereunder in connection with the preparation and filing of any Registration Statement pursuant hereto, or any amendment or supplement thereto, or any Preliminary Prospectus or Prospectus included therein. All information to be furnished to the Company by or on behalf of such Holder expressly for use in connection with the preparation of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

12.      Underwritten Registration.
         --------------------------

         No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (i) executes and delivers the underwriting agreement or similar documents relating thereto pursuant to which such Holder shall agree to sell, upon the terms and subject to the conditions therein set forth, such Holder's Registrable Securities on the basis provided therein, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, custodial or escrow agreements and such other documents as may be necessary, advisable or required pursuant to the terms thereof or as may be from time to time reasonably requested by the underwriter or underwriters named therein, the Company, or their respective legal counsel, in connection therewith.

         In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.

13.      Survival of Representations and Agreements.
         -------------------------------------------

         All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants and agreements, including the indemnity and contribution agreements contained in Sections 8 and 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Holder or any Person which is entitled to be indemnified under Section 8 hereof, and shall survive termination of this Agreement.

14.     Amendments and Waivers.
        -----------------------

       The provisions of this Agreement may not be amended, modified, supplemented or waived without the prior written consent of the Company and the Holders of Registrable Shares.

15.      Notices.
         --------

         Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid, or courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(c), a Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

     If to the Company:   Crescent Real Estate Equities, Inc.
                          c/o Crescent Real Estate Equities Limited Partnership
                          777 Main Street
                          Suite 2100
                          Fort Worth, Texas 76102
                          Attn: Gerald W. Haddock, President
                          Telephone:       (817) 878-0444
                          Telecopier:      (817) 878-0429

       with a copy to:    Crescent Real Estate Equities, Inc.
                          c/o Crescent Real Estate Equities Limited Partnership
                          777 Main Street
                          Suite 2100
                          Fort Worth, Texas 76102
                          Attn: David M. Dean, Senior Vice President-Law
                          Telephone:       (817) 878-0442
                          Telecopier:      (817) 878-0429

       with a copy to:    Meadows, Owens, Collier, Reed, Cousins & Blau,
                          L.L.P.
                          3700 NationsBank Plaza
                          901 Main Street
                          Dallas, Texas 75202
                          Attn: George R. Bedell, Esq.
                          Telephone:       (214) 749-2448
                          Telecopier:      (214) 747-3732

       If to Anderson:    Mr. John H. Anderson
                          1512 East Broward Boulevard, Suite 301
                          Fort Lauderdale, Florida 33301
                          Telephone:       (305) 524-5336
                          Telecopier:      (305) 524-5341

       If to Roberts:     Mr. Peter H. Roberts
                          1512 East Broward Boulevard, Suite 301
                          Fort Lauderdale, Florida 33301
                          Telephone:       (305) 524-5336
                          Telecopier:      (305) 524-5341

       If to Henry:       Mr. Peter H. Henry
                          5319 Atlantic View
                          St. Augustine, Florida  32084
                          Telephone:       (904) 471-8875
                          Telecopier:

       If to Stirk:       Mr. Robert J. Stirk
                          1512 East Broward Boulevard, Suite 301
                          Fort Lauderdale, Florida 33301
                          Telephone:       (305) 524-5336
                          Telecopier:      (305) 524-5341

In addition to the manner of notice permitted above, notices given pursuant to Sections 2 and 6 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

16.      Successors and Assigns.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto. This Agreement may not be assigned by any Holder, except for an assignment (i) by Anderson of all or any portion of his rights hereunder to one or more family members (which, for purposes hereof, shall mean any spouse, child or grandchild or, in the case of a trust, the grantor or beneficial owner(s) thereof) who execute this Agreement in connection with such assignment, (ii) by Roberts of all or any portion of his rights hereunder to one or more family members (which, for purposes hereof, shall mean any spouse, child, grandchild or, in the case of a trust, the grantor or beneficial owner(s) thereof) who execute this Agreement in connection with such assignment, (iii) by Henry of all or any portion of his rights hereunder to one or more family members (which, for purposes hereof, shall mean any spouse, child or grandchild or, in the case of a trust, the grantor or beneficial owner(s) thereof) who execute this Agreement in connection with such assignment, (iv) by Stirk of all or any portion of his rights hereunder to one or more family members (which, for purposes hereof, shall mean any spouse, child or grandchild or, in the case of a trust, the grantor or beneficial owner(s) thereof) who execute this Agreement in connection with such assignment, (v) by any Holder of all or any portion of its rights hereunder to any Person by will or intestate succession and who executes this Agreement in connection therewith, (vi) by any Holder of all or any portion of its rights hereunder to any other person who is a Holder as of the date immediately preceding the effective date of any such assignment, and (vii) by any Holder of all or any portion of its rights hereunder to any person as part of a charitable donation and who executes this Agreement in connection therewith. Any attempted assignment hereof by any Holder to any Person other than pursuant to this Section 16 will be void and of no effect and shall terminate all obligations of the Company hereunder with respect to such Holder. No Person shall be considered a Holder for purposes hereof unless and until such Person shall have executed this Agreement, as the same may be amended in accordance with the provisions hereof.

17.      Counterparts.

         This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

18.      Governing Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

19.      Severability.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

20.      Entire Agreement.
         ----------------

         This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings (except the Operating Partnership Agreement, which is incorporated by reference herein and hereby made a part of this Agreement) between the parties with respect to such subject matter.

21.      No Shareholder Liability.
         ------------------------

         No shareholder or other equity owner of the Company assumes any personal liability for the obligations listed herein or for the Company's performance of such obligations.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  CRESCENT REAL ESTATE EQUITIES TRUST,
                                  successor in interest by merger to
                                  Crescent Real Estate Equities, Inc.

                                  By:   /s/ GERALD W. HADDOCK
                                     -------------------------------------------
                                  Name:     Gerald W. Haddock
                                       -----------------------------------------
                                  Title:    President & Chief Executive Officer
                                        ----------------------------------------


                                  CRESCENT REAL ESTATE EQUITIES
                                  LIMITED PARTNERSHIP

                                  BY: CRESCENT REAL ESTATE EQUITIES, LTD.,
                                      its general partner

                                  By:   /s/ GERALD W. HADDOCK
                                     -------------------------------------------
                                  Name:     Gerald W. Haddock
                                       -----------------------------------------
                                  Title:    President & Chief Executive Officer
                                        ----------------------------------------

                                    "ANDERSON" OR "HOLDER"




                                    /s/ JOHN H. ANDERSON
                                    --------------------------------------------
                                        John H. Anderson


                                    "ROBERTS" OR "HOLDER"



                                    /s/ PETER H. ROBERTS
                                    --------------------------------------------
                                        Peter H. Roberts


                                    "HENRY" OR "HOLDER"



                                    /s/ PETER G. HENRY
                                    --------------------------------------------
                                        Peter G. Henry


                                    "STIRK" OR "HOLDER"


                                    /s/ ROBERT J. STIRK
                                    --------------------------------------------
                                        Robert J. Stirk

                             The undersigned hereby acknowledges the
                             termination of the Registration Rights Agreement dated November 18, 1996, among Crescent Real Estate Equities, Inc., the Operating Partnership and Rahn

                             RAHN SONOMA, LTD.

                             BY:  RAHN HOTELS, LTD., a Florida limited
                                  partnership, its General Partner

                                  By: RAHN HOTELS, INC., a Florida corporation, its General Partner


                                        By:    /s/ PETER H. ROBERTS
                                           -------------------------------------
                                        Name:      Peter H. Roberts
                                             -----------------------------------
                                        Title:     President
                                              ----------------------------------